UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): April 28, 2022

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Church & Dwight Co., Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2022. At the Annual Meeting, the stockholders of the Company approved the Amendment and Restatement of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, renamed the Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan (the “Amended Plan”). The Amended Plan had been approved by the Company’s Board of Directors on March 14, 2022, subject to receipt of stockholder approval, and became effective upon receipt of stockholder approval on April 28, 2022. The Amended Plan, among other things, extends the term of the plan until March 13, 2032, eliminates certain provisions from Section 162(m) of the Internal Revenue Code of 1986, and revises the minimum vesting standards that apply to equity awards under the Amended Plan. A description of the Amended Plan is included on pages 84 – 95 of the Company’s proxy statement for the 2022 annual meeting filed with the Securities and Exchange Commission on March 18, 2022 (the “Proxy Statement”) and is incorporated herein by reference as Exhibit 99.1. Such description and the other information relating to the Amended Plan included herein are qualified in their entirety by reference to the actual terms of the Amended Plan, which is attached as approved as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of one year each, or until their successors are elected and qualified. The voting results for each director nominee were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Bradlen L. Cashaw	189,522,294	1,094,352	403,167	21,555,140
James R. Craigie	181,700,860	8,988,065	330,888	21,555,140
Matthew T. Farrell	175,048,354	14,767,374	1,204,085	21,555,140
Bradley C. Irwin	171,985,178	18,674,929	359,706	21,555,140
Penry W. Price	187,253,750	3,361,198	404,865	21,555,140
Susan G. Saideman	184,207,749	6,397,595	414,469	21,555,140
Ravichandra K. Saligram	169,464,559	20,291,632	1,263,622	21,555,140
Robert K. Shearer	177,418,687	13,224,800	376,326	21,555,140
Janet S. Vergis	181,660,558	8,964,436	394,819	21,555,140
Arthur B. Winkleblack	177,425,012	13,157,545	437,256	21,555,140
Laurie J. Yoler	182,420,123	8,202,653	397,037	21,555,140

Proposal No. 2 – Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
160,368,809	28,921,717	1,729,287	21,555,140

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022. The voting results on the proposal were as follows:

For	Against	Abstain
198,419,893	13,521,924	633,136

Proposal No. 4 — Approval of an Amendment and Restatement of the Company’s Amended and Restated Omnibus Equity Compensation Plan

The stockholders approved an Amendment and Restatement of the Company’s Amended and Restated Omnibus Equity Compensation Plan. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
159,423,630	30,725,547	870,636	21,555,140

Proposal No. 5 – Stockholder Proposal

The stockholders did not approve the stockholder proposal to reduce the ownership threshold for calling a special meeting of stockholders. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
80,610,605	108,680,796	1,728,412	21,555,140

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as approved by the Company’s stockholders on April 28, 2022.

99.1	The section entitled “Proposal 4: Approval of an Amendment and Restatement of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan” included in the Proxy Statement is incorporated herein by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: April 29, 2022	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary